Exhibit 99.1

FLUIDIGM REPORTS STRONG YEAR-END AND FULL YEAR GROWTH IN 2011

Q4 Product Revenue Up 28%; Full Year Product Revenue Up 33%

SOUTH SAN FRANCISCO, Calif. – Feb. 14, 2012 – Fluidigm Corporation (NASDAQ:FLDM) today announced its financial results for the fourth quarter and full year ended December 31, 2011.

Product revenue for the fourth quarter of 2011 was $12.3 million, an increase of 28% from $9.6 million in the fourth quarter of 2010. Total revenue for the fourth quarter of 2011 was $13.0 million, an increase of 26% from $10.4 million in the fourth quarter of 2010. Net loss for the quarter was $3.5 million as compared to a $3.1 million net loss in the prior year quarter. Non-GAAP net loss for the fourth quarter of 2011 was $1.9 million as compared to $1.2 million for the fourth quarter of 2010. Non-GAAP net loss excludes stock-based compensation expense and certain other charges (see accompanying table for reconciliation of GAAP and non-GAAP measures).

For the full year, product revenue increased by 33% to $40.6 million compared to $30.5 million in 2010. Total revenue increased for the full year by 28% to $42.9 million compared to $33.6 million in 2010. Full year net loss was $22.5 million compared to a net loss of $16.9 million in 2010. Non-GAAP net loss for the full year 2011 was $11.6 million compared to a non-GAAP net loss of $11.2 million in 2010 (see accompanying table for reconciliation of GAAP and non-GAAP measures).

“Fluidigm’s focus on enabling our customers in single-cell analysis, production genotyping, and targeted resequencing was rewarding on many levels. We helped create a growing single-cell market and have earned a leadership position in this emerging area. Fluidigm customers increasingly publish discoveries based on new insights into individual cell heterogeneity within a population of cells. These single-cell scientists are revealing how the fundamental building block of life – the individual cell – works,” stated Gajus Worthington, Fluidigm CEO and president. “Our genotyping customers are using SNPs in a variety of production environments, from sample fingerprinting in human genetics, to ensuring the quality of our food supply, to various healthcare applications. Fluidigm’s 96.96 Dynamic Array™ chip makes all this fast, easy, and affordable. And as the next-generation sequencing community transitions to targeted resequencing, our Access Array™ System removes a major bottleneck – the overwhelming cost and complexity of sample preparation,” Worthington continued.

Fluidigm recently completed its first year as a public company. “We are thrilled about being a public company. We have the resources to serve our customers’ needs, our solutions are more visible in the marketplace, and we are well-positioned to achieve our ambition of building a great company,” said Worthington.

Additional Financial Highlights

•	Fluidigm ended 2011 with cash, cash equivalents, and available-for-sale securities of $55.0 million.

•	Product margin increased to 67% in 2011 from 62% in 2010.

•	Instrument/consumable mix was 62% and 38%, respectively, for the full year 2011 compared to 68% and 32% in 2010.

•	Total revenue for 2011 includes $1.7 million from upfront and milestone payments related to a collaboration agreement with Novartis Vaccines & Diagnostics, Inc.

•	Research and development expense was $13.9 million in 2011 compared to $13.0 million in 2010, an increase of 7%.

•

Selling, general and administrative expense was $31.3 million (excluding the $3.0 million payment to Life Technologies related to a litigation settlement and intellectual property licensing agreements) in 2011 compared to $23.5 million in 2010, an increase of 33%, reflecting the expansion of the Company’s sales and marketing infrastructure.

•	Geographic breakdown of 2011 product revenue was: 53% United States, 26% Europe, 10% Japan, 9% Asia Pacific, and 2% Other.

Business Highlights

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Single-cell genomics continues to drive sales of the BioMark HD™ Systems. Approximately 45% of BioMark HD Systems sold during the fourth quarter of 2011 were designated for use in single-cell research.

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Total revenue for our Access Array product line grew more than 100% in 2011 when compared to 2010. The Access Array System prepares amplicons for resequencing without the need for any additional library preparation and operates with any next-generation sequencer on the market.

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Fluidigm for the first time exceeded $4 million in chip sales during a quarter. SNP genotyping in Ag-Bio and human genetics primarily drove a record level of total integrated fluidic chip sales for Fluidigm in Q4 and for the full year. Total consumable revenue for 2011 increased by 58% over the prior year.

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Fluidigm DELTAgene™ Assays, SNPtype™ Assays, and Access Array Target-Specific Primers have enjoyed strong interest by our customers. By the end of 2011, approximately a third of our customers had initiated evaluations of our custom assays and several have switched to Fluidigm assays from incumbent chemistries.

Financial Outlook

The Company currently expects full year 2012 product revenue to grow 25-30% from full year 2011 product revenue of $40.6 million. The Company expects 2012 collaboration and grant revenue to be at least $0.6 million, and could be higher depending on the progress of our on-going collaboration with our partner, Novartis V&D. Historically, Fluidigm’s product revenues have tended to be lowest in the first quarter of the year, down from the prior year’s fourth quarter, reflecting numerous factors, including, among others, seasonal variations in customer operations and customer budget and capital spending cycles. In recent years, product revenue experienced its largest sequential growth in the second and fourth quarters of the year, and we expect that trend to continue. We expect each quarter in 2012 to show year-on-year growth.

Conference Call Information

Fluidigm will host a conference call today, February 14, 2012 at 4:30 p.m. Eastern Time. The call can be accessed by calling (877) 556-5248 (domestic toll-free) or (720) 545-0029 (international toll). Fluidigm will also provide a live stream of its fourth quarter and 2011 full year financial results conference call for investors at: http://investors.fluidigm.com/events.cfm. The link will not be active until 4:15 p.m. Eastern Time on February 14, 2012. A telephone replay of the teleconference will be available 90 minutes after the end of the call at (855) 859-2056 (domestic toll-free), or (404) 537-3406 (international toll), access code 48648892. The conference call will also be archived on the Fluidigm investor’s page at: http://investors.fluidigm.com.

Statement Regarding Use of Non-GAAP Financial Information

The Company has presented certain financial information in accordance with GAAP and also on a non-GAAP basis for the fourth quarter and full year 2011 and 2010. Management believes that non-GAAP financial measures, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the Company’s core operating results. Management uses non-GAAP measures to compare the Company’s performance relative to forecasts and strategic plans and to benchmark the Company’s performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the Company’s operating results as reported under U.S. GAAP. The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the accompanying table of this release.

Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, statements relating to market trends, current estimates of 2012 collaboration and total revenues, our future growth, quarterly growth in our revenues, and factors affecting quarter to quarter fluctuations in our revenues. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results. Reported historic results should not be considered as an indication of future performance. Factors that could materially affect future results include, but are not limited to, risks relating to market acceptance of our products, the potential for quarterly variations in our operating results, our ability to successfully launch new products and applications, competition in our primary markets, variability in our sales cycle, our need to expand our sales, marketing and distribution capabilities, costs associated with our planned sales and research and development activities, reduction in research and development spending or changes in budget priorities by academic, clinical and government research institutions and other customers, interruptions or delays in the supply of components or materials for our products, risks related to our strategic partnerships and collaborations, and risk associated with international operations. Information on these and additional risks, uncertainties, and other information affecting Fluidigm’s business and operating results are contained in our Annual Report on Form 10-K for the year ended December 31, 2010, our subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended

December 31, 2011 to be filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Fluidigm Corporation disclaims any obligation to update these forward-looking statements.

About Fluidigm

Fluidigm (NASDAQ:FLDM) develops, manufactures and markets microfluidic systems for growth markets in the life science and agricultural biotechnology, or Ag-Bio, industries. Fluidigm’s proprietary microfluidic systems consist of instruments and consumables, including chips, assays and other reagents. These systems are designed to significantly simplify experimental workflow, increase throughput and reduce costs, while providing the excellent data quality demanded by customers. Fluidigm actively markets three microfluidic systems, including eight different commercial chips, to leading pharmaceutical and biotechnology companies, academic institutions and Ag-Bio companies. For more information, please visit www.fluidigm.com.

Fluidigm, the Fluidigm logo, BioMark, Access Array, and Dynamic Array are trademarks or registered trademarks of Fluidigm Corporation.

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CONTACT:

Howard High—Press

Fluidigm Corporation

650.266.6081 (office)

510.786.7378 (mobile)

howard.high@fluidigm.com

FLUIDIGM CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2011	December 31, 2010 (1)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$13,553	$5,723
Available-for-sale securities	39,914	—
Accounts receivable, net	9,253	8,100
Inventories	5,970	4,893
Prepaid expenses and other current assets	1,343	2,165

Total current assets	70,033	20,881
Available-for-sale securities	1,500	—
Property and equipment, net	3,256	2,328
Other non-current assets	4,537	1,592

Total assets	$79,326	$24,801

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$4,010	$3,155
Accrued compensation and related benefits	2,442	1,904
Other accrued liabilities	2,787	3,379
Deferred revenue, current portion	2,011	1,336
Long-term debt, current portion	8,921	4,561
Line of credit	—	3,125
Convertible preferred stock warrants	—	1,052

Total current liabilities	20,171	18,512
Long-term debt, net of current portion	1,217	10,139
Other non-current liabilities	1,041	767

Total liabilities	22,429	29,418
Convertible preferred stock	—	184,550
Total stockholders’ equity (deficit)	56,897	(189,167)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$79,326	$24,801

(1)	Derived from audited consolidated financial statements.

FLUIDIGM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended
	2011	2010	2011	2010 (1)
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue:
Instruments	$7,362	$6,677	$25,190	$20,708
Consumables	4,928	2,902	15,391	9,754

Product revenue	12,290	9,579	40,581	30,462
License, collaboration, and grant revenue	706	776	2,284	3,098

Total revenue	12,996	10,355	42,865	33,560
Costs and expenses:
Cost of product revenue	4,007	3,582	13,191	11,581
Research and development	4,001	2,909	13,936	13,007
Selling, general and administrative	7,967	5,874	31,304	23,545
Litigation settlement	—	—	3,000	—

Total costs and expenses	15,975	12,365	61,431	48,133

Loss from operations	(2,979)	(2,010)	(18,566)	(14,573)
Interest expense	(390)	(538)	(3,101)	(2,158)
Other expense, net	(52)	(590)	(637)	(88)

Loss before income taxes	(3,421)	(3,138)	(22,304)	(16,819)
(Provision for) benefit from income taxes	(36)	60	(166)	(83)

Net loss	(3,457)	(3,078)	(22,470)	(16,902)
Deemed dividend related to change in conversion rate of Series E convertible preferred stock	—	—	(9,900)	—

Net loss attributed to common stockholders	$(3,457)	$(3,078)	$(32,370)	$(16,902)

Net loss per share attributed to common stockholders, basic and diluted (2)	$(0.17)	$(1.59)	$(1.81)	$(8.94)

Shares used in computing net loss per share attributed to common stockholders, basic and diluted (2)	20,274	1,935	17,847	1,890

(1)	Derived from audited consolidated financial statements.
(2)	Shares used in computing net loss per share of common stock for the three months ended and year ended December 31, 2011 include the shares of common stock issued and the effect of conversion of convertible preferred stock upon the initial public offering of the Company’s common stock on February 10, 2011.

FLUIDIGM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	$00000,00	$00000,00
	Year Ended
	2011	2010 (1)
	(Unaudited)
Operating Activities
Net loss	$(22,470)	$(16,902)
Depreciation and amortization	1,062	1,140
Stock-based compensation expense	2,799	1,586
Write-off of debt discount upon note repayment	1,157	—
Other non-cash items, net	900	799
Changes in assets and liabilities, net	(990)	1,869

Net cash used in operating activities	(17,542)	(11,508)

Investing Activities
Purchases of available-for-sale securities	(71,379)	—
Sales and maturities of available-for-sale securities	29,966	—
Other investing activities	(3,697)	(1,333)

Net cash used in investing activities	(45,110)	(1,333)

Financing Activities
Proceeds from initial public offering, net of issuance costs	76,946	—
Other financing activities	(6,579)	3,797

Net cash provided by financing activities	70,367	3,797
Effect of exchange rate changes on cash and cash equivalents	115	165

Net increase (decrease) in cash and cash equivalents	7,830	(8,879)
Cash and cash equivalents at beginning of period	5,723	14,602

Cash and cash equivalents at end of period	$13,553	$5,723

(1)	Derived from audited consolidated financial statements.

FLUIDIGM CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share amounts)

(Unaudited)

	$00000000	$00000000	$00000000	$00000000
	Three Months Ended December 31,		Year Ended
	2011	2010	2011	2010
Net loss attributed to common stockholders (GAAP)	$(3,457)	$(3,078)	$(32,370)	$(16,902)
Deemed dividend related to change in conversion rate of Series E convertible preferred stock	—	—	9,900	—
Stock-based compensation expense	805	321	2,799	1,586
Depreciation and amortization	334	341	1,245	1,504
Interest expense	390	538	3,101	2,158
Change in the fair value of convertible preferred stock warrants and related expense, net	—	655	718	445
Litigation settlement	—	—	3,000	—

Net loss (Non-GAAP)	$(1,928)	$(1,223)	$(11,607)	$(11,209)

Shares used in net loss per share calculation—basic and diluted (GAAP and Non-GAAP)	20,274	1,935	17,847	1,890

Net loss per share—basic and diluted (GAAP)	$(0.17)	$(1.59)	$(1.81)	$(8.94)

Net loss per share—basic and diluted (Non-GAAP)	$(0.10)	$(0.63)	$(0.65)	$(5.93)

(1)	The Company reports non-GAAP results which exclude stock-based compensation expense, depreciation of property and equipment, amortization of long-term debt discount, interest expense related to long-term debt, warrants and write-off of debt discount upon note repayment, remeasurement adjustment for convertible preferred stock warrant fair value, net of gain from expiration of unexercised warrants and litigation settlement.